UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 11, 2006

MAYSIA RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52025

(Commission File Number)

N/A

(IRS Employer Identification No.)

3625 N. Hall Street, Suite 900, Dallas Texas 75219-5106

(Address of principal executive offices and Zip Code)

(214) 459-1217

Registrant's telephone number, including area code

1600 Beach Avenue, Suite 1810-D, Vancouver, BC V6E 1V8

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Effective August 11, 2006 we entered into an agreement (the “Agreement”) with Archer Exploration, Inc. to acquire a 35% working interest in a natural gas play known as ‘Joe’s Landing’ located near Sacramento, California.

The Joe’s Landing Prospect is situated in Yolo County, California, approximately 10 miles northwest of the City of Sacramento. The 1,400 plus gross acres is targeting Upper Cretaceous Starkey and Markley gas potential above 5,000 feet. The estimate prospect potential based on interpretation of seismic and if all anomalies are productive is 15 BCF gas. Analogous production near the prospect is the Sacramento Airport field that has an estimated recovery of 16.8 BCF. Other similar fields are the Rio Jesus, Karnak and Freemont Landing.

Item 9.01.	Financial Statements and Exhibits.
99.1	News Release issued by the Registrant on August 11, 2006

D/JLM/889976.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAYSIA RESOURCES CORPORATION

/s/ Gordon A. Samson

Gordon A. Samson

Director

Date: August 11, 2006

D/JLM/889976.1